HNI Corporation 408 East Second Street, Muscatine, Iowa 52761, Tel 563 272 7400, Fax 563 272 7347, www.hnicorp.com

News Release

For Information Contact:
Kurt A. Tjaden, Senior Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION REPORTS
STRONG EARNINGS GROWTH
FOR FOURTH QUARTER AND FISCAL YEAR 2015

Fourth Quarter Highlights

•	Non-GAAP net income per share increased 40 percent to $0.91 on a sales decrease of 7.7 percent; GAAP net income per share $0.71

•	Non-GAAP gross profit increased 220 basis points; GAAP gross profit increased 240 basis points

Fiscal Year Highlights

•	Non-GAAP net income per share increased 31 percent to $2.58 on a sales increase of 3.7 percent; GAAP net income per share $2.32

•	Non-GAAP gross profit increased 130 basis points; GAAP gross profit increased 150 basis points

MUSCATINE, Iowa (FEBRUARY 10, 2016) – HNI Corporation (NYSE: HNI) today announced sales for the fourth quarter ended January 2, 2016, of $596.9 million and net income of $32.2 million, or $0.71 per diluted share. Non-GAAP net income per diluted share improved 40 percent from the prior year quarter to $0.91, which excludes restructuring, goodwill and intangible impairment and transition costs.

Fourth Quarter and Year End Summary Comments
“We delivered double digit earnings growth in the fourth quarter despite a challenging economic environment. I'm pleased with our results in 2015 and the strong profit growth we've delivered over the last several years of modest economic recovery.  We continue to compete well in our markets.  We remain focused on executing operational performance improvements and reducing structural costs to drive long-term shareholder value," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

Fourth Quarter - Financial Performance
(Dollars in millions, except per share data)
	Three Months Ended
	1/2/2016	1/3/2015	Change
GAAP
Net Sales	$596.9	$646.7	-7.7%
Gross Profit %	37.7%	35.3%	240 bps
SG&A %	27.8%	28.2%	-40 bps
(Gain) loss on sale of assets %	0.0%	-0.2%	20 bps
Restructuring and impairment charges %	2.0%	3.4%	-140 bps
Operating Income	$47.8	$24.8	92.4%
Operating Income %	8.0%	3.8%	420 bps
Net Income %	5.4%	1.1%	430 bps
EPS – diluted	$0.71	$0.16	343.8%

Non-GAAP
Gross Profit %	37.9%	35.7%	220 bps
Operating Income	$60.5	$48.4	25.1%
Operating Income %	10.1%	7.5%	260 bps
EPS – diluted	$0.91	$0.65	40.0%
Fourth Quarter Summary Comments

•	Consolidated net sales decreased $49.8 million or 7.7 percent to $596.9 million.

•
Non-GAAP gross margin increased 220 basis points compared to prior year driven by strong operational performance, structural cost reductions, favorable material costs and price realization, partially offset by lower volume.

•	Selling and administrative expenses, as a percentage of sales, decreased 40 basis points due to cost reductions and lower incentive based compensation.

•
The Corporation recorded $12.7 million of restructuring and impairment charges and transition costs. These costs included goodwill and intangible impairment charges of $11.2 million related to a small office furniture business and $1.5 million of restructuring and transition costs in connection with previously announced closures, acquisition integration and structural realignment. Fourth quarter 2014 included $24.5 million of restructuring and impairment charges and transition costs.

Full Year - Financial Performance
(Dollars in millions, except per share data)
	Twelve Months Ended
	1/2/2016	1/3/2015	Change
GAAP
Net Sales	$2,304.4	$2,222.7	3.7%
Gross Profit %	36.8%	35.3%	150 bps
SG&A %	29.2%	29.2%	—
(Gain) loss on sale of assets %	0.0%	-0.5%	50 bps
Restructuring and impairment charges %	0.5%	1.5%	-100 bps
Operating Income	$163.7	$112.8	45.0%
Operating Income %	7.1%	5.1%	200 bps
Net Income %	4.6%	2.8%	180 bps
EPS – diluted	$2.32	$1.35	71.9%

Non-GAAP
Gross Profit %	37.0%	35.7%	130 bps
Operating Income	$180.9	$145.3	24.6%
Operating Income %	7.9%	6.5%	140 bps
EPS – diluted	$2.58	$1.97	31.0%

Full Year Summary Comments

•
Consolidated net sales increased $81.7 million or 3.7 percent to $2.3 billion. Compared to prior year, the Vermont Castings Group acquisition increased sales $62.7 million. On an organic basis, sales increased 0.9 percent.

•
Non-GAAP gross margin increased 130 basis points compared to prior year driven by strong operational performance, structural cost reductions, favorable material costs and price realization, partially offset by lower volume and unfavorable product mix.

•
Selling and administrative expenses, as a percentage of sales, were flat to the prior year. Higher freight costs, strategic investments and acquisition impact were offset by lower incentive based compensation and cost reductions.

•
The Corporation recorded $17.3 million of restructuring and impairment charges and transition costs. These costs included goodwill and intangible impairment charges of $11.2 million related to a small office furniture business and $6.1 million of restructuring and transition costs in connection with previously announced closures, acquisition integration and structural realignment. 2014 included $43.1 million of restructuring and impairment charges and transition costs.

Office Furniture – Financial Performance (Dollars in millions)
	Three Months Ended			Twelve Months Ended
	1/2/2016	1/3/2015	Change	1/2/2016	1/3/2015	Change
GAAP
Net Sales	$443.8	$468.6	-5.3%	$1,777.8	$1,739.0	2.2%
Operating Profit	$28.3	$9.6	195.5%	$136.6	$87.1	56.9%
Operating Profit %	6.4%	2.0%	440 bps	7.7%	5.0%	270 bps

Non-GAAP
Operating Profit	$40.9	$33.1	23.4%	$151.6	$120.8	25.5%
Operating Profit %	9.2%	7.1%	210 bps	8.5%	6.9%	160 bps

•	Fourth quarter sales decreased $24.8 million or 5.3 percent to $443.8 million. Sales for the quarter decreased in both our supplies-driven and contract channels.

•
Fourth quarter non-GAAP operating profit increased $7.8 million or 23.4 percent. Strong operational performance, structural cost reductions, favorable material costs and price realization were partially offset by lower volume.

Hearth Products – Financial Performance (Dollars in millions)
	Three Months Ended			Twelve Months Ended
	1/2/2016	1/3/2015	Change	1/2/2016	1/3/2015	Change
GAAP
Net Sales	$153.1	$178.0	-14.0%	$526.6	$483.6	8.9%
Operating Profit	$31.0	$33.1	-6.3%	$78.2	$77.1	1.4%
Operating Profit %	20.3%	18.6%	170 bps	14.8%	15.9%	-110 bps

Non-GAAP
Operating Profit	$31.1	$33.1	-6.0%	$80.4	$77.1	4.4%
Operating Profit %	20.3%	18.6%	170 bps	15.3%	15.9%	-60.0 bps

•
Fourth quarter sales decreased $24.9 million or 14.0 percent to $153.1 million. Significantly lower biomass sales in the remodel/retrofit channel were partially offset by continued growth in the new construction channel.

•	For the quarter, non-GAAP operating profit decreased $2.0 million or 6.0 percent due to lower volume partially offset by cost reductions, favorable material costs and price realization.

Outlook
“I am pleased with our performance and believe we are competing well. Our markets have slowed and we are aggressively moving to reduce structural costs while continuing to invest for long-term profitable growth. I remain confident in our ability to create long-term shareholder value,” said Mr. Askren.

The Corporation estimates sales to be down 3 to 7 percent in the first quarter over the same period in the prior year. Non-GAAP earnings per share are anticipated to be in the range of $0.16 to $0.21 for the first quarter and $2.20 to $2.60 for the full year, which excludes restructuring and transition costs.

Conference Call
HNI Corporation will host a conference call on Thursday, February 11, 2016 at 10:00 a.m. (Central) to discuss fourth quarter and fiscal year 2015 results. To participate, call 1-877-512-9166 – conference ID number 28682457. A live webcast of the call will be available on HNI Corporation’s website at http://www.hnicorp.com (under Investors – News Releases & Events). A replay of the webcast will be made available at this website address. An audio replay of the call will be available until Thursday, February 18, 2016, 10:59 p.m. (Central) by dialing 1-855-859-2056 or 1-404-537-3406 – Conference ID number 28682457.

About HNI Corporation
HNI Corporation is a NYSE traded company (ticker symbol:  HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is a leading global office furniture manufacturer and is the nation's leading manufacturer of hearth products.  The Corporation's strong brands have leading positions in their markets.  More information can be found on the Corporation's website at www.hnicorp.com.

Forward-looking Statements

This release contains "forward-looking" statements based on current expectations regarding future plans, events, outlook, objectives and financial performance, expectations for future sales growth and earnings per diluted share (GAAP and non-GAAP) for the first quarter and full year fiscal 2016. Forward-looking statements can be identified by words including “expect,” “believe,” “anticipate,” “estimate,” “may,” “will,” “would,” “could,” “confident” or other similar words, phrases or expressions. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Corporation's actual future results and performance to differ materially from expected results. These risks include but are not limited to: general economic conditions in the United States and internationally; unfavorable changes in the United States housing market; industry and competitive conditions; a decline in corporate spending on office furniture; changes in raw material, component or commodity pricing; future acquisitions, divestitures or investments; the cost of energy; changing legal, regulatory, environmental and healthcare conditions; the Corporation’s ability to successfully complete its business software system implementation; the Corporation’s ability to implement price increases; changes in the sales mix of products; and force majeure events outside the Corporation’s control. A description of these risks and additional risks can be found in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements.

HNI CORPORATION
Unaudited Condensed Consolidated Statement of Operations

(Dollars in thousands, except per share data)	Three Months Ended		Twelve Months Ended
	1/2/2016	1/3/2015	1/2/2016	1/3/2015
Net sales	$596,866	$646,661	$2,304,419	$2,222,695
Cost of products sold	371,723	418,698	1,457,021	1,438,495
Gross profit	225,143	227,963	847,398	784,200
Selling and administrative expenses	165,772	182,341	672,125	649,055
(Gain) loss on sale of assets	(195)	(977)	(195)	(10,723)
Restructuring and impairment charges	11,803	21,778	11,792	33,019
Operating income	47,763	24,821	163,676	112,849
Interest income	76	92	395	418
Interest expense	1,211	1,976	6,901	8,336
Income before income taxes	46,628	22,937	157,170	104,931
Income taxes	14,397	15,959	51,764	43,776
Net income	32,231	6,978	105,406	61,155
Less: Net (loss) attributable to the noncontrolling interest	0	(104)	(30)	(316)
Net income attributable to HNI Corporation	$32,231	$7,082	$105,436	$61,471
Net income attributable to HNI Corporation common shareholders – basic	$0.73	$0.16	$2.38	$1.37
Average number of common shares outstanding – basic	44,158,369	44,324,249	44,285,298	44,759,716
Net income attributable to HNI Corporation common shareholders – diluted	$0.71	$0.16	$2.32	$1.35
Average number of common shares outstanding – diluted	45,199,111	45,202,346	45,440,653	45,578,872
Unaudited Condensed Consolidated Balance Sheet

Assets			Liabilities and Shareholders’ Equity
(Dollars in thousands)	As of			As of
	1/2/2016	1/3/2015		1/2/2016	1/3/2015
Cash and cash equivalents	$28,548	$34,144	Accounts payable and
Short-term investments	4,252	3,052	accrued expenses	$424,405	$453,754
Receivables	243,409	240,053	Note payable and current
Inventories	125,228	121,791	maturities of long-term debt	5,477	160
Deferred income taxes	0	17,310	Current maturities of other
Prepaid expenses and			long-term obligations	6,018	3,419
other current assets	36,933	39,209
Current assets	438,370	455,559	Current liabilities	435,900	457,333

Property and equipment – net	341,159	311,008	Long-term debt	185,000	197,736
Goodwill	277,650	279,310	Other long-term liabilities	76,792	80,353
Other assets	206,746	193,457	Deferred income taxes	88,934	89,411

			Parent Company shareholders’
			equity	476,954	414,587
			Noncontrolling interest	345	(86)
			Shareholders’ equity	477,299	414,501
			Total liabilities and
Total assets	$1,263,925	$1,239,334	shareholders’ equity	$1,263,925	$1,239,334

Unaudited Condensed Consolidated Statement of Cash Flows

	Twelve Months Ended
(Dollars in thousands)	1/2/2016	1/3/2015
Net cash flows from (to) operating activities	$173,352	$167,796
Net cash flows from (to) investing activities:
Capital expenditures	(114,966)	(112,713)
Other	2,091	(41,497)
Net cash flows from (to) financing activities	(66,073)	(44,472)
Net increase (decrease) in cash and cash equivalents	(5,596)	(30,886)
Cash and cash equivalents at beginning of period	34,144	65,030
Cash and cash equivalents at end of period	$28,548	$34,144

Business Segment Data

	Three Months Ended		Twelve Months Ended
(Dollars in thousands)	1/2/2016	1/3/2015	1/2/2016	1/3/2015
Net sales:
Office furniture	$443,791	$468,645	$1,777,804	$1,739,049
Hearth products	153,075	178,016	526,615	483,646
	$596,866	$646,661	$2,304,419	$2,222,695

Operating profit:
Office furniture	$28,261	$9,565	$136,593	$87,053
Hearth products	31,001	33,092	78,162	77,066
Total operating profit	59,262	42,657	214,755	164,119
Unallocated corporate expense	(12,634)	(19,720)	(57,585)	(59,188)
Income before income taxes	$46,628	$22,937	$157,170	$104,931

Depreciation and amortization expense:
Office furniture	$11,131	$11,493	$42,415	$45,891
Hearth products	2,259	1,960	8,430	5,415
General corporate	1,875	1,505	6,719	5,416
	$15,265	$14,958	$57,564	$56,722

Capital expenditures (including capitalized software):
Office furniture	$18,861	$19,318	$64,850	$62,696
Hearth products	3,883	1,953	11,078	6,342
General corporate	10,649	9,694	39,038	43,675
	$33,393	$30,965	$114,966	$112,713

			As of	As of
			1/2/2016	1/3/2015
Identifiable assets:
Office furniture			$739,915	$724,293
Hearth products			341,813	341,315
General corporate			182,197	173,726
			$1,263,925	$1,239,334

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. We have provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are: gross profit, operating income, operating profit, net income per diluted share (i.e., EPS), excluding restructuring and impairment charges, transition costs and (gain)/loss on sale of assets. Non-GAAP EPS is calculated using the Corporation’s overall effective tax rate for the period. We present these measures because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors. This earnings release also contains a forward-looking estimate of non-GAAP earnings per diluted share for the first quarter and full fiscal year 2016. We provide such non-GAAP measures to investors on a prospective basis for the same reasons we provide them to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP earnings per diluted share to a forward-looking estimate of GAAP earnings per diluted share because certain information needed to make a reasonable forward-looking estimate of GAAP earnings per diluted share for the first quarter and full fiscal year is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control. These may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated non-recurring items not reflective of ongoing operations.

HNI Corporation Reconciliation (Dollars in millions, except per share data)
	Three Months Ended 1/2/2016			Three Months Ended 1/3/2015
	Gross Profit	Operating Income	EPS	Gross Profit	Operating Income	EPS
As reported (GAAP)	$225.1	$47.8	$0.71	$228.0	$24.8	$0.16
% of net sales	37.7%	8.0%		35.3%	3.8%

Restructuring and impairment charges	$0.0	$11.8	$0.18	$0.2	$22.0	$0.47
Transition costs	$0.9	$0.9	$0.01	$2.5	$2.5	$0.03
(Gain)/loss on sale of assets	—	—	—	—	-$1.0	-$0.01

Results (non-GAAP)	$226.1	$60.5	$0.91	$230.7	$48.4	$0.65
% of net sales	37.9%	10.1%		35.7%	7.5%

HNI Corporation Reconciliation (Dollars in millions, except per share data)
	Twelve Months Ended 1/2/2016			Twelve Months Ended 1/3/2015
	Gross Profit	Operating Income	EPS	Gross Profit	Operating Income	EPS
As reported (GAAP)	$847.4	$163.7	$2.32	$784.2	$112.8	$1.35
% of net sales	36.8%	7.1%		35.3%	5.1%

Restructuring and impairment charges	$0.8	$12.6	$0.19	$5.2	$38.2	$0.70
Transition costs	$4.7	$4.7	$0.07	$4.9	$4.9	$0.07
(Gain)/loss on sale of assets	—	—	—	—	-$10.7	-$0.15

Results (non-GAAP)	$852.9	$180.9	$2.58	$794.3	$145.3	$1.97
% of net sales	37.0%	7.9%		35.7%	6.5%

Office Furniture Reconciliation (Dollars in millions)
	Three Months Ended		Percent Change	Twelve Months Ended		Percent Change
	1/2/2016	1/3/2015		1/2/2016	1/3/2015
Operating profit as reported (GAAP)	$28.3	$9.6	195.5%	$136.6	$87.1	56.9%
% of net sales	6.4%	2.0%		7.7%	5.0%

Restructuring and impairment charges	$11.8	$22.0		$11.6	$38.2
Transition costs	$0.8	$2.5		$3.3	$4.9
(Gain)/loss on sale of assets	—	-$1.0		—	-$9.4

Operating profit (non-GAAP)	$40.9	$33.1	23.4%	$151.6	$120.8	25.5%
% of net sales	9.2%	7.1%		8.5%	6.9%

Hearth Reconciliation (Dollars in millions)
	Three Months Ended		Percent Change	Twelve Months Ended		Percent Change
	1/2/2016	1/3/2015		1/2/2016	1/3/2015
Operating profit as reported (GAAP)	$31.0	$33.1	-6.3%	$78.2	$77.1	1.4%
% of net sales	20.2%	18.6%		14.8%	15.9%

Restructuring charges	$0.0	—		$0.9	—
Transition costs	$0.1	—		$1.4	—

Operating profit (non-GAAP)	$31.1	$33.1	-5.9%	$80.4	$77.1	4.4%
% of net sales	20.3%	18.6%		15.3%	15.9%